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                                                                    Exhibit (24)
                               New York Telephone

                               POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS:

  WHEREAS, New York Telephone, a New York corporation (hereinafter referred to as the "Company"), proposes to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1934, as amended, an Annual Report on Form 10-K for the fiscal year ended December 31, 1994; and

  WHEREAS, each of the undersigned is a Director or both an Officer and Director of the Company;

  NOW, THEREFORE, each of the undersigned hereby constitutes and appoints Richard A. Jalkut, Melvin Meskin, and Morrison DeS. Webb, and each of them severally, as attorneys for the undersigned and in the undersigned's name, place and stead, and in each of the undersigned's offices and capacities as an Officer or as both an Officer and a Director of the Company, to execute and file such Annual Report, and thereafter to execute and file any amendment or amendments thereto, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and/or desirable to be done in and about the premises as fully, to all intents and purposes, as the undersigned might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

  IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney this 15th day of March, 1995.

      Lilyan H. Affinito                                John F. X. Mannion
  ---------------------------------                ----------------------------
  Lilyan H. Affinito, Director                     John F. X. Mannion, Director

      Joseph A. Califano, Jr.                          Jane E. Newman,
  ---------------------------------                ----------------------------
  Joseph A. Califano, Jr., Director                Jane E. Newman, Director

      Arnold J. Eckelman                               Donald B. Reed
  ---------------------------------                ----------------------------
  Arnold J. Eckelman, Executive V.P.               Donald B. Reed, Director
  Chief Operating Officer & Director

      Thomas F. Gilbane                                Paul L. Snyder
  ---------------------------------                ----------------------------
  Thomas F. Gilbane, Director                      Paul L. Snyder, Director

      Ronald A. Homer                                  Ira Stepanian
  ---------------------------------                ----------------------------
  Ronald A. Homer, Director                        Ira Stepanian, Director

      Alice Stone Ilchman                              Frank J. Tasco
  ---------------------------------                ----------------------------
  Alice Stone Ilchman, Director                    Frank J. Tasco, Director

      Richard A. Jalkut
  ---------------------------------
  Richard A. Jalkut, President
  Chief Executive Officer & Director

State of New York)
County of New York)  ss.:

  On the 15th day of March, 1995, personally appeared before me each of the Officers and Directors, each to me known to be the person described in and who executed the foregoing instrument, and each such person duly acknowledged that he or she executed and delivered the same for the purposes therein expressed.

             ROBERT ERB
             Notary Public, State of New York         Robert Erb
                                               ---------------------
             No. 31-4808105                    Notary Public
             Qualified in New York County
           Commission Expires January 31, 1997